EXHIBIT 23(B)

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 of Beverly National Corporation of our report dated January 6, 2000 on our audits of the Beverly National Corporation and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in Beverly national Corporation's Annual Report on Form 10-KSB.

                           SHATSWELL, MACLEOD & COMPANY, P.C.


                           By:/s/Shatswell, MacLeod & Company,
                              P.C.

West Peabody, Massachusetts
July 14, 2000